Exhibit 99.3

GE ASSET INTELLIGENCE

Financial Statements

September 30, 2009

(Unaudited)

GE Asset Intelligence
Balance Sheet
September 30, 2009
(Unaudited)

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$-
Accounts receivable - net of allowance for doubtful accounts of $689,076	4,383,522
Due from affiliates	506,789
Inventory - net	12,855,559
Deferred cost - current portion	11,108,747

Total Current Assets	28,854,617

Property and Equipment - Net of accumulated depreciation of $880,073	379,203
Intangible Assets - Net	2,680,634
Deferred Cost - Less current portion	12,740,078

Total Other Assets	15,799,915
TOTAL ASSETS	$44,654,532

LIABILITIES AND GE NET INVESTMENT

CURRENT LIABILITIES:
Accounts payable	$2,265,911
Other accrued liabilities	2,131,283
Accrued warranty reserve	2,279,961
Deferred revenue - current portion	11,446,865

Total Current Liabilities	18,124,020

DEFERRED REVENUE - Less current portion	12,245,462

Total Long Term Liabilities	12,245,462

Total Liabilities	30,369,482

GE NET INVESTMENT	14,285,050

TOTAL LIABILITIES AND GE NET INVESTMENT	$44,654,532

See the accompanying notes to the unaudited financial statements.

GE Asset Intelligence
Statement of Operations
Nine months ended September 30, 2009
(Unaudited)

Revenue	$18,893,426
Revenue - affiliates	$1,480,169
Cost of revenue	13,554,507
Cost of revenue - affiliates	1,480,169

Gross profit	5,338,919

Operating expenses
Salaries and related expenses	5,975,806
Selling, general and administrative expenses	9,103,275
Restructuring expenses	1,487,128
Depreciation and amortization	975,062
17,541,271

Loss from operations	(12,202,352)
Other income, net	3,745
Net loss	$(12,198,607)

See the accompanying notes to the unaudited financial statements.

GE Asset Intelligence
Statement of Cash Flows
Nine months ended September 30, 2009
(Unaudited)

OPERATING ACTIVITIES:
Net loss	$(12,198,607)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and Amortization	975,062
Provision for allowance for doubtful accounts	303,767
Provision for inventory obsolescence	243,924
Changes in operating assets and liabilities:
Accounts receivable, including due from affiliates	(855,885)
Inventory	2,873,759
Deferred Product Costs	3,921,070
Accounts Payable	(191,573)
Accrued Warranty obligation	424,427
Other accrued liabilities	(428,836)
Deferred Revenue	(4,988,123)
Net cash used in operating activities	(9,921,015)

INVESTING ACTIVITIES:
Capitalized Expenditures for equipment	-
Capitalized Expenditures for software development	(44,458)
Net cash used in investing activities	(44,458)

FINANCING ACTIVITIES:
Net transfers from GE Company	10,592,338
Distributions to GE Company	(926,865)
Net cash provided by financing activities	9,665,473
Net increase (decrease) in cash	(300,000)
Cash & cash equivalents - beginning of period	300,000
Cash & cash equivalents - end of period	$-

Supplemental information:
Cash paid for interest	$-
Cash paid for income taxes	-

See the accompanying notes to the unaudited financial statements.

GE ASSET INTELLIGENCE

Notes to Unaudited Financial Statements

September 30, 2009

(1)	Nature of Business and Basis of Presentation

(a)	The Company

GE Asset Intelligence (the Company) is a division of General Electric Capital Corporation (GECC), which in turn is a wholly owned subsidiary of General Electric Company (GE). It designs, markets, and supports mobile asset management tools under the name GE Veriwise® Cellular and GE Veriwise® Satellite. GE launched its satellite product line in 2003. The cellular product line, originally under the name FleetviewTM was launched in 1999 by Terion, Inc., whose assets were acquired by GECC in January 2007 in a transaction that was accounted for as a business combination. The Company’s offerings include the hardware communications devices and sensors installed in its customers’ mobile equipment and the services to gather and display the information gathered from that hardware on Web sites available to its customers. The hardware includes a communication module that utilizes the cellular or satellite communications network, an ultrasonic transducer sensor for determining load/unload status, a GPS receiver and cellular or satellite antenna, door open/close sensors, temperature sensors, impact sensors, motion sensors, solar panels, and a tractor identification device. The equipment is able to send real-time and stored data to the end-user customer via a network operating center and/or direct XML data feed. The GE Veriwise® system provides the Company’s customers with real-time, web-based data to actively manage and schedule their fleets of remote trailer, intermodal, or railcar assets, whether they are tethered to a tractor or locomotive or freestanding without tractor power, throughout the United States.

(b)	Basis of Presentation

For the period presented, the Company has maintained the accounts on a stand-alone basis and all services provided by GE were made at amounts that the Company believes approximate market value for such services.

(2)	Summary of Significant Accounting Policies

(a)	Accounting Principles

The accompanying unaudited financial statements have been prepared in accordance with U.S. generally accepted accounting principles (U.S. GAAP) for interim financial information.  Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements.

The results of operations for the nine month period ended September 30, 2009 are not necessarily indicative of the results to be expected for any other interim period or the full year.

(b)	Cash and Cash Equivalents

The Company considers all highly liquid investments with remaining maturities of three months or less when purchased to be cash equivalents. All cash transactions are processed through GE’s pooled treasury operation, and therefore, the Company has no operating cash account balances.

GE ASSET INTELLIGENCE

Notes to Unaudited Financial Statements

September 30, 2009

(c)	Accounts Receivable

Trade accounts receivable consist of monthly and periodic billings to customers for communications/data services, product hardware, shipping charges, activation fees, and other charges as defined in customer contracts. The allowance for doubtful accounts is established and maintained based on estimates of accounts receivable collectibility. Management regularly estimates collectibility by specifically analyzing the accounts receivable aging and other historical factors that affect collections. Such factors include the historical trends of write-offs and recovery of previously written-off accounts, the financial strength of customers, and economic and market conditions. The evaluation of these factors involves subjective judgments, and changes in these factors may significantly impact the financial statements. At September 30, 2009, the allowance for doubtful accounts was $689,076.

(d)	Inventory

The manufacture of the Company’s products is contracted domestically with one manufacturer. The costs of raw materials, labor, and kitting costs incurred to complete finished product are billed to the Company as the manufacturer incurs these costs. The inventory is stored at the manufacturing site, and shipped directly to the customers. The manufacturer sends a report of the physical inventory on hand to the Company on a weekly basis. The inventory balance consists of purchased raw materials and finished goods, and is stated at the lower of cost or net realizable value, with cost determined on a weighted average basis. All cash flows from sales of inventory are classified as operating activities in the statements of cash flows. Management estimates the amount of inventory that may be obsolete based on an analysis of each inventory category relative to current and expected operating trends, and provides a reserve for 100% of its value. At September 30, 2009, the inventory reserve was $1,223,832.

The supply of manufactured product is contracted with one manufacturer/supplier. Interruption of the relationship with or operations of this supplier would have uncertain effects on the Company’s ability to provide finished product to the Company’s customers.

(e)	Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Assets are depreciated on the straight-line basis over the estimated useful lives of the related assets, which range from three to seven years. Amortization of equipment under capital leases is also included in depreciation. Maintenance and repairs are expensed when incurred. However, major repairs that extend an asset’s useful life are capitalized.

(f)	Intangible Assets

Intangible assets comprise the purchased intangibles acquired from Terion, Inc., and the internally developed intangibles for capitalized software and Web site development. All of the Company’s intangibles are evaluated for impairment in accordance with Accounting Standards Codification (“ASC”) 360, Property, Plant and Equipment (“ASC 360”). Recoverability of these assets is assessed only when events have occurred that may give rise to an impairment. When a potential impairment has been identified, forecasted undiscounted net cash flows of the operations to which the asset relates are compared to the current carrying value of the assets being evaluated. If such cash flows are less than such carrying amounts, long-lived assets are written down to their respective fair values.

GE ASSET INTELLIGENCE

Notes to Unaudited Financial Statements

September 30, 2009

(g)	Goodwill and Purchased Intangibles

On January 10, 2007, GECC acquired substantially all the assets and assumed certain liabilities of Terion, Inc. for $21,356,000 in cash, plus an additional $330,240 in severance costs paid to Terion, Inc. employees, and direct costs of $475,617. The purchase price of this acquisition was allocated based on the estimated fair value of the tangible and identifiable intangible assets acquired and liabilities assumed. Management was responsible for determining the fair value of the assets acquired and liabilities assumed using certain assumptions and assessments including the income approach. Goodwill and identifiable intangible assets recorded in the acquisition are tested for impairment in accordance with the provisions of ASC 350, Intangibles - Goodwill and Other (“ASC 350”), and ASC 360. The following table presents the estimated fair value of the assets acquired and liabilities assumed at the date of acquisition (in thousands):

Terion, Inc.
Cash and current assets	$2,042
Equipment	896
Intangibles	4,500
Goodwill	15,950
23,388
Less:
Assumed liabilities	1,226
Restructure/severance costs	330
Net book value of purchase	$21,832

The identifiable intangible assets acquired and their estimated useful lives are as follows (in thousands):

Web site development	$2,700	5 years
Cargo Sensor	1,100	5 years
Customer list	700	5 years

See note 6, Intangibles, for the complete list of all intangible assets and related amortization expense.

GE ASSET INTELLIGENCE

Notes to Unaudited Financial Statements

September 30, 2009

Goodwill is tested for impairment annually on June 30 of each fiscal year in accordance with ASC 350. In addition, an impairment assessment between annual tests is required if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. A two-step approach is required when testing goodwill for impairment. The first step compares the fair value of a reporting unit with its carrying amount, including goodwill. The Company consists of one reporting unit, and a discounted cash flow methodology is generally utilized to determine the fair value of the reporting unit. However, the information obtained from a bona fide third-party offer to acquire the Company was determined by management to be the best evidence of the fair value of this asset as of the date of the annual assessment in 2008. As the carrying amount of the reporting unit exceeds its fair value, the second step of the impairment test was performed to measure the amount of the impairment loss to be recognized in earnings. The second step measured the amount of impairment by allocating the fair value of the reporting unit determined in step one to the individual assets and liabilities within the reporting unit. The excess of this fair value allocation is the implied fair value of goodwill, which is compared to the carrying amount of goodwill, resulting in an impairment loss of $15,950,229 for the six months ended December 31, 2008. The full amount of goodwill from the purchase is expected to be deductible for tax purposes.

(h)	Capitalized Software Development and Web Site Development Costs

The Company capitalizes costs of software development and Web site development. Specifically, the assets comprise an implementation of Oracle Enterprise Resource Planning (ERP) software, enhancements to the GE Veriwise® systems, and a customer interface Web site (which is the primary tool used to provide data to its customers). The Web site employs updated web architecture and improved functionality and features, including, but not limited to, customization at the customer level, enhanced security features, custom virtual electronic geofencing of landmarks, GPS-based remote mileage reporting, and richer mapping capabilities.  The Company capitalized the costs incurred during the “development” and “enhancement” stages of the software and Web site development in 2009 and 2008. Costs incurred during the “planning” and “post implementation/operation” stages of development were expensed.

(i)	Income Taxes

The Company primarily operates through a single-member limited liability company that is treated as disregarded from its owner, GECC, for income tax purposes. As such, the Company is included in the consolidated federal income tax return of GE. For purposes of these financial statements, the tax provision for all operations has been prepared on a stand-alone basis, as if the Company was a taxable entity filing a separate U.S. tax return and separate state and local tax returns.

Deferred tax assets and liabilities are recorded when a difference exists between an asset or liability’s financial statement value and its tax reporting value, and for other temporary differences as defined by ASC 740. Income Taxes (“ASC 740”). The deferred tax asset or liability is recorded based on tax rates expected to be in effect when the difference reverses. As of September 30, 2009, the Company had provided a valuation allowance to fully reserve its net deferred tax assets, primarily as a result of anticipated net losses for income tax purposes.

The Company has historically settled its taxes with GECC, under its practice, which allocates taxes on a separate-company basis but provides benefits for current utilization of losses. For purposes of these financial statements, all taxes payable or receivable have been treated as settled with GECC through June 30, 2008. As such, the financial statements do not reflect a deferred tax asset for net operating losses (NOL) relating to the periods ended on or before June 30, 2008.

GE ASSET INTELLIGENCE

Notes to Unaudited Financial Statements

September 30, 2009

(j)	Revenue Recognition, Deferred Revenue, and Deferred Cost

The Company earns revenues from monitoring equipment and spare parts sold to customers (for which title transfers on date of customer receipt) and from the related customer service under contracts that generally provide for service over periods from one to five years. The service revenue relates to charges for monthly messaging usage and value-added features charges. The usage fee is a monthly fixed charge based on the expected utilization according to the rate plan chosen by the customer.

The Company’s revenue by component for the nine months ended September 30, 2009 was as follows:

Revenues:
Product – systems	$10,443,558
Service and other	9,930,037
Total revenue for the period	$20,373,595

Service revenue generally commences upon equipment installation and customer acceptance, and is recognized over the period such services are provided. Other revenue, which consists primarily of installation and freight charges, is recognized upon equipment installation and customer acceptance for installation and upon shipment of equipment for freight. Spare parts sales are reflected in product – systems revenues and recognized on the date of customer receipt of the part.

The Company recognizes revenues under the provisions of Securities and Exchange Commission (SEC) Staff Accounting Bulletin SAB No. 101 (SAB No. 101), Revenue Recognition in Financial Statements, as amended by SAB No. 104, Revenue Recognition. Under SAB No. 101, revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the price is fixed or determinable, and collectibility is reasonably assured. These criteria include requirements that the delivery of future products or services under the arrangement is not required for the delivered items to serve their intended purpose. Under these provisions, all of the Company’s billings for equipment and the related cost are deferred, recorded, and classified as a current and long-term liability and a current and long-term asset, respectively. Deferred revenue and cost are recognized over the service contract life, beginning at the time that a customer acknowledges acceptance of the equipment and service. The customer service contracts typically range from one to five years. During the nine months ended September 30, 2009, the Company amortized deferred revenue of $8,861,985.

(k)	Advertising Costs

Advertising costs are expensed as incurred. Advertising costs, which are included in general and administrative expenses, were $5,286 for the nine months ended September 30, 2009.

GE ASSET INTELLIGENCE

Notes to Unaudited Financial Statements

September 30, 2009

(l)	Research and Development Expenses

Expenditures for research, development, and engineering of products and manufacturing processes are expensed as incurred. These expenses include continued product development and engineering support costs for test development and technical services. The research and development expenses, which are included in general and administrative expenses, incurred during the nine months ended September 30, 2009 were $4,086,341.

(m)	Rent Expense

Rent expense is recognized on a straight-line basis over the lease term. Rent expense of $685,688 for the nine months ended September 30, 2009 is included in general and administrative expense, and includes lease termination costs as well as all charges for common area maintenance, insurance, utilities, security, and janitorial service. Lease termination costs of $162,133 are included in rent expense for the nine months ended September 30, 2009.

(n)	Warranty

The Company warrants its products against defects in materials and workmanship for a period of 12 months from the date of acceptance by the customer. The customers may buy an extended warranty providing coverage up to a maximum of 60 months. The purchased warranty period for one significant customer is 60 months. A provision for estimated future warranty costs is recorded for expected or historical warranty matters related to equipment shipped.

The following table summarizes warranty activity during the nine months ended September 30, 2009:

September 30,
2009
Accrued warranty reserve – beginning of period	$1,855,534
Plus accruals for product warranties issued	983,288
Product replacements and other warranty expenditures	(506,067)
Expiration of warranties under (over) warranty accruals	(52,794)
Accrued warranty reserve – end of period	$2,279,961

(o)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. The most significant estimates are in the areas of inventory, long-lived assets, warranty, and deferred revenue and costs. Actual results could differ from those estimates.

GE ASSET INTELLIGENCE

Notes to Unaudited Financial Statements

September 30, 2009

(p)	New Accounting Pronouncements Not Yet Adopted

There are no new accounting pronouncements that would have any material effect on the Company’s balance sheets or statements of operations.

(3)	Significant Customers

Significant portions of the Company’s service revenues are concentrated with two customers. Sales to customer “A” were 49% ($4,901,687) of total sales for the nine months ended September 30, 2009. Accounts receivable related to this customer were $713,976 at September 30, 2009.  A second customer “B” accounted for approximately 6% ($561,607) of total sales for the nine months ended September 30, 2009. Accounts receivable for this customer were $104,816 at September 30, 2009. The sales amounts are the actual sales invoiced, which is different from revenue recognized in the statements of operations (note 2, Summary of Significant Accounting Policies).

The loss of significant customer “A” would have a material adverse impact on the financial condition of the Company. The risk factor associated with this customer should be considered in evaluating the financial condition of the Company.

(4)	Related-Party Transactions

Products and services sold to various GE affiliates by the Company were 6% ($992,487) of the total sales for the nine months ended September 30, 2009. The sales amounts are the actual sales invoiced, which is different from revenue recognized in the statements of operations. Receivables from the GE affiliates were $506,789 at September 30, 2009 principally related to sales made under these arrangements.

GE and its non-GE Asset Intelligence affiliates provide a variety of services to the Company. Certain services, such as administering employee benefit plans and paying related claims, provision of voice and data networking, outsourcing of certain functions and other corporate services and headquarters’ overhead (including costs for executive compensation and stock options), are charged to the Company as utilized by the Company. Billings for these corporate charges from GE are presented in general and administrative expenses in the accompanying statements of operations.

The Company was billed $1,866,978 for various products, services, and support from various GE affiliates during the nine months ended September 30, 2009. There are no payables to GE affiliates resulting from procurement activity. The intercompany charges are automatically cleared in the GE system, leaving no payable balances, and are included in the “GE net investment” balance.

The Company uses a centralized approach to cash management and to finance its operations. GECC provided financial support for the Company to meet its obligations and finance its operations as a result of operating losses and negative cash flows from operations for the periods presented and has continued to provide such financial support through the date of issuance of these financial statements on December 1, 2009. Cash deposits from operations are transferred to GE on a daily basis and are pooled with GE. GE does not specifically distinguish payments to or from the Company’s operations as capital contributed/distributed or receivables/payables with GE, but rather considers all such amounts, including retained earnings/losses of the Company, as invested equity, which is included in “GE net investment” in the Company’s historical financial statements. Distributions from the net investment balance are determined at the discretion of GE. As a result, none of GE’s cash, cash equivalents, or debt at the corporate level have been allocated to the Company’s financial statements. However, GE has historically charged a representative cost of capital to the Company against the net investment in the Company (net investment is defined by GE as total assets less nondebt liabilities less deferred tax liabilities). Under this methodology, the Company has recorded a distribution to GE of $926,865 for the nine month period ended September 30, 2009.

GE ASSET INTELLIGENCE

Notes to Unaudited Financial Statements

September 30, 2009

(5)	Inventory

Inventories consist primarily of finished product and raw materials used in the manufacturing and kitting of product. Inventories consist of the following as of September 30, 2009:

Finished products	$1,616,796
Raw materials	12,462,595
Total inventory	14,079,391
Less reserve for obsolescence	(1,223,832)
Net inventory	$12,855,559

(6)	Intangibles

Intangible assets consist of the following as of September 30, 2009:

Web site development	$2,700,000
Cargo sensors	532,768
Customer list	417,000
Product enhancements	1,859,649
Oracle ERP implementation	305,633
5,815,050
Less accumulated amortization	(3,134,416)
$2,680,634

GE ASSET INTELLIGENCE

Notes to Unaudited Financial Statements

September 30, 2009

The Web site development and customer list intangibles are being amortized on a straight-line basis, and the cargo sensors intangible is being amortized on a units-sold basis. The product enhancements and Oracle ERP implementation intangibles are being amortized on a straight-line basis over periods ranging from 58 to 60 months. Amortization expense for these intangible assets for the nine months ended September 30, 2009 was $784,007. Future amortization expense for these intangible assets is as follows:

Amortization
expense
Year ending December 31:
October – December 2009	$261,335
2010	1,166,986
2011	1,021,633
2012	145,348
2013	85,332
$2,680,634

(7)	Commitments and Contingencies

(a)	Capital Leases

The Company leases certain network equipment under a lease that includes a bargain purchase option and, therefore, is accounted for as a capital lease under ASC 840, Leases (“ASC 840”). Accordingly, the equipment is capitalized at the present value of the minimum lease payments and depreciated over its expected useful life. A portion of each payment is allocated to interest expense. The remaining lease contracts were fulfilled in 2009.

(b)	Litigation and Claims

The Company has been named as one of several defendants in a lawsuit, filed in the United States District Court, Eastern District of Texas, Tyler Division (09-cv-00157). The plaintiff, Innovative Global Systems, L.L.C. (IGS), alleges that Turnpike Global Technologies, L.L.C., Cadec Global, Inc., Xata Corporation, Trimble Navigation Ltd., Network Fleet, Inc., and the Company have infringed certain patents and have requested that the court assess compensatory damages against each defendant and enjoin further infringing activities by the defendants. In addition, IGS has demanded that the defendants pay pre and post judgment interest, plus attorneys’ fees and costs. Trimble Navigation Ltd. has settled. Trial of the case has been set for February 14, 2011. See subsequent event described at note 10.

The Company’s parent is the sole defendant in Joseph Smith v. General Electric Company in the United States District Court, Eastern District of Texas, Marshall Division (07-cv-527), a patent infringement claim regarding the Company’s GE VeriWise® satellite-based services. The plaintiff seeks damages, interest, an injunction, and attorneys’ fees. On August 21, 2008, the U.S. Patent and Trademark Office granted the Company’s reexamination request regarding the asserted patent. On September 9, 2009, pursuant to a stipulation of the parties, the court stayed the case pending an ex parte reexamination of the patent. The Company believes the claims in the case are without merit. The Company has vigorously defended the case and will continue to do so if the case is resumed after the completion of the reexamination. At this time, the Company cannot estimate the amount of monetary damages, if any, or other consequences that might result from this lawsuit. Substantial money damages or an injunction against the manufacture, sale, or use of the Company’s allegedly infringing products could have a material adverse effect on the Company.

GE ASSET INTELLIGENCE

Notes to Unaudited Financial Statements

September 30, 2009

On April 3, 2009, the Company entered into a settlement agreement with ORBCOMM with respect to a supply agreement dated October 10, 2006, to supply up to 412,000 units of in-production and future models of subscriber communicators through December 31, 2009. The Company did not purchase its minimum committed volumes for 2007 and 2008. Pursuant to the settlement agreement, the Company paid $800,000 as settlement for not fulfilling its minimum committed volume. The $800,000 is included in general and administrative expense for the six months ended December 31, 2008. The Company and ORBCOMM terminated the 2006 agreement and all their respective obligations relating to it, and released each other from any claims relating to their obligations arising under the 2006 agreement, except for certain obligations related to warranties, indemnities, confidentiality, and intellectual property. The Company also entered into a long-term agreement with ORBCOMM, pursuant to which ORBCOMM provides telecommunications services with respect to the Company’s services offerings. ORBCOMM maintains the satellite system used with the Company’s duplex satellite service, and now acts as reseller to the Company for its current cellular offering of services from the wireless provider with which the Company previously had a direct relationship.

The Company may be subject to various other legal proceedings and claims that arise in the ordinary course of business operations. In the opinion of management, the amount of liability, if any, with respect to these other actions would not materially affect the financial statements of the Company.

(c)	Committed Agreements

The Company entered into a noncancelable outstanding purchase order contract with a hardware provider. The Company did not fulfill the commitment of purchasing the specified number of units by the end of January 2009. The remaining commitment was for approximately 5,000 units, or $990,000. The Company has taken steps to terminate such commitment for what it believes is cause and therefore has not provided for any termination costs.

On March 18, 2008, the Company entered into a one-year agreement with its cellular service provider to provide data communication services for its dual-mode (digital and analog) line of VeriwiseTM Cellular products. This agreement became effective as of March 20, 2008. Under the terms of this agreement, the Company paid this provider a base monthly fee for each device plus airtime and bandwidth usage. The Company was expected to activate and maintain a minimum number of 50,000 devices during the contract term. The Company was obligated to pay and did pay a device shortfall charge of $248,616 for failing to meet the active device minimum thresholds on July 10, 2009. This shortfall payment is recorded within other accrued liabilities as of December 31, 2008. On July 10, 2009, the Company discontinued its direct contractual relationship with this provider for such device communication services.

GE ASSET INTELLIGENCE

Notes to Unaudited Financial Statements

September 30, 2009

On July 31, 2009, the Company entered into a five-year service agreement with a customer to provide tracking services. The agreement covers 1,090 GE Veriwise® devices installed on that customer’s railcars. The devices were originally provided to the customer in 2008 under the terms of an operating lease, as part of an agreement with an affiliate.

(8)	Corporate Operational Restructuring

The Company carried out an operational restructuring in 2009. The restructuring involved the closure of two operating facilities in Schaumburg, Illinois and Wayne, Pennsylvania. Both facility closures were completed by June 30, 2009. There were no restructuring costs incurred by the Company with the Wayne, Pennsylvania closure. Although GE is reimbursing the Company for all restructuring costs, except the costs incurred with the Schaumburg, Illinois facility closure, listed per the schedule below, these costs are reflected in the Company’s financial statements as it is being presented on a stand-alone basis. Accordingly, the Company has recorded restructuring costs within other accrued liabilities as follows:

			Schaumburg,
	Severance		Illinois facility
	costs	Other costs	closure	Total
Opening balance at December 31, 2008	$—	—	—	—
Additions	628,871	178,160	680,097	1,487,128
Payments	(467,610)	(164,758)	(134,676)	(767,044)

Ending balance at September 30, 2009	$161,261	13,402	545,421	720,084

(9)	Employee Benefits

Employees and retirees of the Company participate in a number of employee benefit plans maintained by GE and its affiliates. The benefit plans are described below:

(a)	Pension Benefits

The principal pension plan benefits are provided under the GE Pension Plan. This is a defined benefit plan, which provides benefits to certain U.S. employees of the Company based on the greater of a formula recognizing career earnings or a formula recognizing length of service and final average earnings. Eligible employees also may participate in the GE Supplementary Pension Plan (GE SSP) or GE Savings and Security Program (S&SP). The GE SSP is an unfunded plan providing supplementary retirement benefits primarily to higher-level, longer-service U.S. employees. S&SP is a defined contribution plan in which eligible employees may invest a portion of their earnings (generally, up to 30.0% with GE matching half of each employee’s contribution, up to 3.5% of the employee’s gross earnings) in various S&SP funds.

GE ASSET INTELLIGENCE

Notes to Unaudited Financial Statements

September 30, 2009

(b)	Health and Life Benefit

The principal retiree health and life plan benefits are covered under the GE Life, Disability, and Medical Plan, a health and welfare plan, which provides benefits to pay medical expenses, dental expenses, flexible spending accounts for otherwise unreimbursed expenses, short-term disability benefits, and life and accidental death and dismemberment insurance benefits. Retirees share in the cost of healthcare benefits.

(c)	IEA Benefits

Income Extension Aid (IEA) benefits are benefits available upon involuntary termination of employment. This benefit is calculated based upon years of service.

The costs of employee benefits described above are managed by GE, and are billed by GE to the Company based upon either a percentage of compensation or actual payments made, and are recorded within salaries and related expenses. The associated pension costs were $53,365 for the nine months ended September 30, 2009. The associated health benefits were $723,963 for the nine months ended September 30, 2009.

The Company retains liability for the potential healthcare related costs to be incurred by separated with continuation of benefits. Accordingly, the Company has reserved $172,308 as of September 30, 2009.

(10)	Subsequent Events

On November 23, 2009, the Company and the plaintiff in the Innovative Global Systems, LLC lawsuit described in note 7(b) entered into a memorandum of understanding under which they would enter into a patent license agreement and as a result the lawsuit would be dismissed. Completion of the settlement occurred on December 15, 2009, with the payment of an agreed-upon paid-up license fee. Based on management’s estimate of value ascribed to the patent licenses received, it was determined that the Company did not incur a loss on settlement, and no expense was recorded as of September 30, 2009.